SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 9, 2006

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯ Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant's Certifying Accountant

(a) On May 9, 2006, Deloitte & Touche LLP (“Deloitte”) resigned as the independent registered public accounting firm of Community Trust Bancorp, Inc. (the “Company”). The resignation was accepted by the Audit Committee of the Board of Directors of the Company on the same date.

The audit reports of Deloitte on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's consolidated financial statements for each of the fiscal years ended December 31, 2005 and 2004 and through the date of this Current Report, there were: (1) no disagreements between the Company and Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference in connection with their opinion to the subject matter of the disagreement, and (2) no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

The Company has provided Deloitte a copy of the disclosures in this Form 8-K and has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the Company's statements in this Item 4.01(a). A copy of the letter dated May 11, 2006 furnished by Deloitte in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b) The Audit Committee of the Board of Directors of the Company has engaged BKD, LLP (“BKD”) to serve as its new independent registered certified public accountants, subject to the completion of BKD’s routine client acceptance procedures. Prior to the engagement of BKD to provide the audit of the Company’s financial statements and the review of interim filings, the Company did not consult BKD regarding any matter requiring disclosure under item 304(a)(2) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

16.1	Letter from Deloitte & Touche, LLP to the Securities and Exchange Commission, dated May 11, 2006.

99.1	Press release, dated May 15, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	May 15, 2006	/s/ Jean R. Hale
Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from Deloitte & Touche, LLP to the Securities and Exchange Commission, dated May 11, 2006.

99.1	Press release, dated May 15, 2006.